10.16 Credit Facility Letter dated June 24, 2002, between Trio-Tech International Pte. Ltd. and Standard Chartered Bank.

Date              24.June 2002                                          Standard
Our Ref           C&I/CDT/CFS/LG/AH/TRITI 1                            Chartered

PRIVATE & CONFIDENTIAL

Trio-Tech International Pte Ltd
1008 Toa Payoh North
#03-09/18
Toa Payoh Industrial Estate
Singapore 318996

Attn:-  Mr Victor Ting
        Chief Financial Officer

                                                          Telephone No. 65303505

Dear Sirs,

BANKING ARRANGEMENTS

Further to the Facility Letter dated 19 November 2001, Standard Chartered Bank (the "Bank") is pleased to advise that condition no. 2) under the paragraph "CONDITIONS" has been amended as outlined below. All other Facilities, security, terms and conditions as mentioned in the Facility Letter dated 19 November 2001 remain unchanged.

CONDITION

2)  The Customer is to maintain a minimum networth of SGD7,000,000 at all times.

    Networth is defined as the aggregate of paid-up capital and revenue reserves, excluding revaluation reserves and deducting any loans made to the directors in their personal capacities or to the parent company, Trio-Tech International USA directly and indirectly or other related companies and other intangible assets.

ACCEPTANCE

If the amendment is acceptable, please return the attached duplicate copy of this Supplementary Facility Letter duly signed in acceptance and in accordance with your board resolution passed on 29 June 2001 to:

                             Standard Chartered Bank
                             Corporate & Institutional
                             Credit Operations
                             CPF Tampines Building #03-00
                             1 Tampines Central 5
                             Singapore 529508

                             Attention    : Ms Anna Hee

Standard Chartered Bank
Corporate & Institutional
Credit Operations
1 Tampines Central 5, CPF Tampines Building #03-00
Singapore 529508                                           Tel(65) 6225 8888

Robinson Road P. 0. Box 1901, Singapore 903801                Fax (65) 6260 2513

Incorporated in England with limited liability by Royal Charter 1853
The Principal Office of the Company is situated in England at 1 Aidermanbury Square London EC2V 7SB Reference Number ZC18

We are pleased to be of continuing assistance to your company.

Yours faithfully
For and on behalf of
Standard Chartered Bank

/s/: Laurence Goh

___________________________

Laurence Goh
Deputy Head
Corporate Financial Services

We confirm the Customer's acceptance of the amendment on the terms and conditions outlined in this Supplemental Facility Letter dated 24 June 2002:-

/s/: Yong Siew Wai

____________________________________________________

For and on behalf of Trio-Tech International Pte Ltd

10.16 Credit Facility Letter dated November 19, 2002, between Trio-Tech International Pte. Ltd. and Standard Chartered Bank.

                                                   Standard Chartered

                                                   Standard Chartered Bank

Date          :       19 November 2001             Corporate & Institutional
                                                   Credit Operations
                                                   CPF Tampines Building #03-00
                                                   1 Tampines Central 5
Our Ref       :       C&I/CDT/CFS/LG/AH            Singapore 529508

                                                   Postal Address:
                                                   Robinson Road P. 0. Box 1901
PRIVATE AND CONFIDENTIAL                           Singapore 903801
Trio-Tech International Pte Ltd                    Telephone +65 225 8888
1008 Toa Payoh North                               Facsimile +65 260 2513
#03-09/18                                          Telegrams STANCHART
Toa Payoh Industrial Estate                        Telex RS 24290
Singapore 318996

Attn:-    Mr Victor Ting
          Chief Financial Officer

Dear Sirs

BANKING ARRANGEMENTS

Standard Chartered Bank (the "Bank") is pleased to confirm its willingness to continue to make available to Trio-Tech International Pte Ltd (the "Customer") the banking facilities (the "Facilities") outlined below on the following terms and conditions, subject to the Bank's Standard Terms and Conditions, as set out in Form 338-1198 attached hereto, and to the satisfactory completion of documentation:-

BANKING FACILITIES

AMOUNT                      DESCRIPTION AND PRICING

1)       SGD500,000         Overdraft in current account, repayable upon demand,
                            to assist with working capital requirements.
                            Interest at prime plus 1.25% p.a. payable monthly in arrears to the debit of the Customer's current account.

1a)      (USD200,000)       Overdraft in United States Dollar (USD) current
                            account, repayable upon demand, to assist with working capital requirements.

                            Interest at USD prime plus 1% p.a. payable monthly in arrears to the debit of the Customer's USD current account.

1b)      (SGD250,000)       Short term loan in Singapore Dollar for period of 1,
                            2 or 3 months.

                            Interest at cost of funds plus 1.75% p.a. during the term of each Singapore Dollar bill.

                            Note:-

                            Interavailability between the overdraft facility and the short term money market loans is at the sole discretion of the Bank.

                            The Bank may at any time at its sole discretion suspend the availability of prime-based funds by reason or circumstances affecting the money market including but not limited to volatile rate fluctuations or tight liquidity.

                                                    Standard Chartered

                            Drawings under both limits 1), 1a) and 1b) must not exceed SGD500,000 at any time.

 2a)     SGD2,000,000       For opening irrevocable letters of credit, drafts at
                            sight and/or at usance for period up to 120 days, covering the import of electronic test equipment and accessories into Singapore and/or Malaysia.

2b)      (SGD1,000,000)     Loans against trust receipts and/or acceptance
                            against trust receipts for period up to 120 days, covering the release of goods imported under and complementary to limit 2a).

                            Interest at SBFR plus 1.25% p.a. during the term of each trust receipt.

2c)      (SGD1,000,000)     Shipping guarantees may be issued to secure the
                            release of goods imported under letters of credit or collection bills routed through the Bank.

2d)      (SGD1,000,000)     For opening irrevocable letters of credit, drafts at
                            sight and/or at usance for period up to 120 days, covering the import of electronic test equipment and accessories in favour of Singapore or Malaysian suppliers.

                            Note:

                            Combined outstandings under limits 2a) to 2d) must not exceed SGD2,000,000 at any one time.

2e)      (SGD500,000)       Loans against imports by way of promissory notes
                            covering collection DA and DP bills for period up to 120 days, including original usance period.
                            Financing of approved suppliers' invoices are also permitted but at the sole discretion of the Bank and pricing is at 0.25% flat for commission.

                            Interest at SBFR plus 1.25% p.a. during the term of each bill.

                            Condition

                            Proceeds of invoice financing are to be paid direct to suppliers and not credited to the Customer's account.

3)       SGD2,000,000       For issuing standby letters of credit for a period
                            of 365 days in favour of suppliers in consideration of credits terms granted to the Customer.

3a)      (SGD2,000,000)     For issuing customs and other non-shipping
                            guarantees for period not exceeding twelve months.

                            Counter indemnities to be held.

3b)      (SGD2,000,000)     For issuing advance payment guarantees / performance
                            bonds retention bonds for period not exceeding twelve months.

                            Counter indemnities to be held.

                                                   Standard Chartered

3c)      (SGD1,000,000)     For issuing tender bonds for period not exceeding
                            six months.

                            Counter indemnities to be held.

4)       SGD1,126,470       Paid down balance of a 4-year term loan to assist
                            the Customer in financing construction of a high tension power sub-station. (Finance 80% of the original amount of SGD1,615,000)

                            Interest at prime plus 1.5% p.a. payable monthly in arrears to the debit of the Customer's current account.

                            Tenor
                            4 years from date of first drawdown.

                            Drawdown
                            Drawdown in tranches against contractors invoices & architect's certification. 3 days notice is to be given to the Bank before drawdown. Loan to be fully drawn by 31 December 2001.

                            Repayment
                            Repayable in 48 monthly (excluding interest).

                            First drawndown of SGD904,400 (80% of SGD1,130,500) on 1 March 2001.

                            Monthly instalments of SGD18,841 each (excluding interest) with effect from 31 March 2001 and a final instalment of SGD18,873 (excluding interest) on 28 February 2005.

                            Second drawndown of SGD258,400 (80% of SGD323,000) on 26 March 2001.

                            Monthly instalments of SGD5,383 each (excluding interest) with effect from April 2001 to October 2001, thereafter monthly instalment of SGD5,517 (excluding interest) with effect from 30 November 2001 and a final instalment of SGD5,556 (excluding interest) on 28 February 2005.

                            Third drawndown of SGD64,600 (80% of SGD80,750) on 31 August 2001.

                            Monthly instalments of SGD1,345 each (excluding interest) with effect from 3 October 2001, thereafter monthly instalment of SGD1,547 (excluding interest) with effect from 5 December 2001 and a final instalment of SGD1,577 (excluding interest) on 28 February 2005.

                            Amount not drawdown: SGD64,600.

                            Prepayment
                            Partial repayments will be applied in inverse order of maturity and may not be redrawn. The Customer is to give at least 30 days written notice before such repayment is effected.

                            Cancellation Fee
                            A fee of 1% flat on the amount prepaid if full prepayment is made within one year from the date of first drawndown.

                                                 Standard Chartered

                            Condition for Limit 4)

                            The term loan must be fully repaid in the event the lease of the land known as Private Lots No. A4551 J and No. A4551 K Mukirn No. 17 on which the high tension power sub-station is built on is not renewed.

                            Condition: For limits 1), 1a) and 4)

                            In the event that the Bank's prime rate is lower than its 1-month cost of funds rate, the Bank reserves the right to convert the prime rate to its 1 -month cost of funds rate.

                            Note:-

                            I) Combined outstandings under limits 1) to 1b) must not exceed SGD500,000 at any one time.

                            ii) The Bank may at any time at its sole discretion suspend the availability of prime-based funds by reason or circumstances affecting the money market including but not limited to volatile rate fluctuations or tight liquidity.

PURPOSE OF FACILITIES

The Customer shall use the Facilities solely for its working capital funding requirements. For purposes of compliance with the provisions of Notice 757 issued by the Monetary Authority of Singapore ("MAS"), if the Customer is not a Singapore resident (as defined in MAS Notice 757), the Customer shall inform the Bank in advance if the Customer intends to use any of the Facilities for any of the following purposes

..   To use Singapore dollar proceeds of any of the Facilities offshore

..   To use Singapore dollar proceeds of any of the Facilities for investment in
    S$ financial assets or real estate in Singapore.

..   To transact a Singapore dollar FX swap or cross currency swap for the purpose of hedging any investment in S$ financial assets or real estate in Singapore.

..   To transact any S$ cross currency swap or S$ currency option otherwise than for hedging its exchange rate and/or interest rate risks arising from trade with, or economic and financial activities in, Singapore

Use of the Facilities for any such purpose will be subject to further conditions in accordance with MAS Notice 757.

SECURITY

Security for the above Facilities and for facilities which may be extended by the Bank to the Customer from time to time :-

1) Registered charge over fixed deposits of SGD2,000,000 or its equivalent in the name of the Customer and supported by a board resolution.

2) Existing corporate guarantee for SGD2,500,000 executed by Trio-Tech International USA and supported by a board resolution.

3) Existing registered fixed charge over high tension power sub-station located at Mukim No. 17 Lots No. A4551 J and No. A4551 K.

                                                        Standard Chartered

     Fire insurance policy covering the above asset for the full reinstatement value with the Bank's interest indicated as mortgagee thereon including mortgagee, non-cancellation and reinstatement value clauses and premium paid receipt are to be lodged with the Bank.

 CONDITIONS

1 Loans to parent company Trio-Tech International USA (directly and indirectly) and associated companies must not exceed SGD3,500,000 at all times.

2) The Customer is to maintain a minimum networth of SGD6,000,000 at all times.

     Networth is defined as the aggregate of paid-up capital and revenue reserves, excluding revaluation reserves and deducting any loans made to the directors in their personal capacities or to the parent company, Trio-Tech International USA directly and indirectly or other related companies and other intangible assets.

3) Gearing ratio of Trio-Tech International Pte Ltd (Singapore) is not to exceed 1. Gearing ratio is defined as total external debts : networth.

4) Any dividends to be declared are subject to prior written consent from the Bank which will not be unreasonably withheld.

5) The Customer is to submit to the Bank its quarterly management accounts and its operating subsidiaries including Trio-Tech International (M) Sdn Bhd, Trio-Tech (KL) Sdn Bhd and Trio Tech International (Bangkok) Co. Ltd.

6) The Customer is to submit to the Bank its quarterly lists of stocks and ageing debtors (trade and non-trade, including related company debts) and stocks are subject to periodic inspection by the Bank's officers.

INTEREST

The Bank's Singapore Dollar and United States Dollar prime lending rates are currently 5.75% p.a. and 6% p.a. respectively and are subject to fluctuation without prior notice but the rates and any changes thereto are notified in the press and are featured in the Bank's statements of account and on notices displayed at the Bank's branches.

The Bank's Standard Bills Finance Rate (SBFR) for all Trade Finance related loans is also subject to fluctuation without prior notice and will be determined by the Bank according to market forces but the prevailing rate and any changes thereto are featured in the Bank's Trade Finance statements and are available on request from our Trade Customer Services Centre. The SBFR for Singapore Dollar denominated Trade loans is currently 5.75% p.a. and for Foreign Currency Trade loans is the respective currency's local inter-bank offer rate or Cost of Funds (i.e. SIBOR) for three months or such other period as the Bank in its discretion may consider appropriate.

DISCLOSURE

The Customer hereby consent to Standard Chartered Bank, Singapore, its officers and agents disclosing information relating to the Customer and the Customer's account or dealing relationship with the Bank, including but not limited to details of the Customer's Facilities, any security taken, transactions undertaken and balances and positions with the Bank, to (i) the head office of the Bank, any of its representative and branch offices in any jurisdiction, related corporations and its agents and independent contractors who are under a duty of confidentiality to the Bank; (ii) any potential assignee of the Bank or other participant in any of its rights and/or obligations in relation to the Customer's Facilities and (iii) any guarantors, third party pledgors or security providers.

                                                        Standard Chartered

MAS NOTICE 757

Pursuant to MAS Notice 757, S$ credit facilities extended to non-residents and S$ financial derivatives transacted with non residents are subject to conditions. The following is a summary of the main conditions under MAS Notice 757.

1. S$ dollar credit facilities must not be used to speculate in S$ in the currency markets.

2. Proceeds of credit facilities extended in Singapore dollars that exceed S$5 million in aggregate are subject to the following conditions:

     (a) where the S$ proceeds are to be used offshore, the proceeds must be swapped into foreign currency upon drawdown. The proceeds may not be sold outright in the spot or forward market.

     (b) where the S$ proceeds are to be used to finance (or, in the case of FX swaps or cross currency swaps, to hedge) investments in financial assets or real estate the relevant facility must be repaid (or, in the case of FX swaps or cross currency swaps, the relevant transaction must be closed out) if the investments are in any way converted into S$ cash proceeds.

3. cross currency swaps under which the Customer borrows Singapore dollars may only be entered into for the purpose of hedging the Customer's S$ exchange rate and interest rate risks arising from trade with, or economic and financial activities in, Singapore

4. S$ currency options may only be entered into for the purpose of hedging the Customer's S$ exchange rate risks arising from trade with, or economic and financial activities in, Singapore and are subject to the following additional conditions:

     (a) each option must have cashflows matching the S$/foreign currency flows upon exercise and the Customer must provide documentary evidence of such cashfiows; and

     (b) options must not be combined with a spot or any other transaction to constitute a S$ credit facility that would not be permitted under MAS Notice 757.

Any transactions that do not comply with the conditions set out above must be approved in advance by the MAS

For the purposes of MAS Notice 757, "credit facilities" includes, without limitation, loans, bank guarantees or other contingent lines, FX swaps, cross currency swaps and repurchase agreements.

For the purposes of MAS Notice 757 a company is a Singapore resident only if:

(1) it is at least 50% owned by Singapore citizens (irrespective of its place of incorporation); or

(2) it is a financial institution operating in Singapore and is governed under MAS Notice 757 or its equivalent

The Customer undertakes to notify the Bank immediately in the event of any change, whether direct or indirect, in its shareholding, ownership or control that may affect its residence status for the purposes of MAS Notice 757and covenants that it will comply with the above conditions at all times.

ACCEPTANCE

This offer will remain open for acceptance for a period of thirty days from the date of this letter, after which time it will lapse unless an extension has been agreed by the Bank in writing.

                                                        Standard Chartered

To confirm your acceptance of this offer, please return the attached duplicate copy of this letter duly signed in acceptance and in accordance with the board resolution passed on 29 June 2001 to:

                    Standard Chartered Bank
                    Corporate & Institutional
                    Credit Operations
                    I Tampines Central 5
                    #03-00 CPF Tarnpines Building
                    Singapore 529508

                    Attention           :    Ms Anna Hee

This Facility letter supersedes all previous Facility letters.

AVAILABILITY

In accordance with normal banking practice, the Facilities are made available solely at the discretion of the Bank and are subject to repayment on demand by the Bank.

Without prejudice to this obligation of the Customer, the Facilities shall be subject to review by the Bank from time to time.

We are pleased to make this offer of banking arrangements and look forward to receiving your formal acceptance in due course.

Yours faithfully
For and on behalf of
Standard Chartered Bank


/s/ Laurence Goh
----------------------------
Laurence Goh
Deputy Head
Corporate Financial Services

We confirm the Customer's acceptance of the Facilities on the terms and conditions outlined in this letter dated 19 November 2001:-


/s/ Yong Siew Wai

____________________________________________________
for and on behalf of Trio-Tech International Pte Ltd